Exhibit 99

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

In re:

INTERAXX TECHNOLOGIES, INC., Re-Organized Debtor.	Case No.: 99-32829-BKC-PGH Chapter 11

_________________________________/

ORDER GRANTING

MOTION TO APPROVE SHARE MATRICES

        This matter having been brought before the court for hearing on March 24, 2004, at 9:30 a.m. for hearing on the motion of Interaxx Technologies, Inc., Reorganized Debtor, pursuant to the terms of the confirmed Summary Revision of Second Joint Plan, and Amendment thereto, for approval of a share matrix, and upon consideration of the record, good cause appearing therein, it is

        ORDERED that the motion is granted, and it is further

        ORDERED that the share matrices attached to Court Paper #379 as Exhibits A, B, C, and D, are approved as describing the shares authorized to be issued and distributed under the Summary Revision of Second Joint Plan, and Amendment thereto, and it is further

        ORDERED that this being a joint plan, this order is also effective in the case of the related Reorganized Debtor, Interaxx Television Network, Inc., Case No. 99-31551-BKC-PGH, and it is further

ORDERED that the Clerk is directed to close this case forthwith. ORDERED in the Southern District of Florida this 24th day of March, 2004.

/s/ Paul G. Hyman PAUL G. HYMAN, Judge United States Bankruptcy Court

Copies furnished to:Kevin
C. Gleason

with instructions to serve the below parties and file a certificate of service 20 largest shareholders AUST SEC 20 largest creditors.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

In re:

INTERAXX TECHNOLOGIES, INC., Re-Organized Debtor.	Case No.: 99-32829-BKC-PGH Chapter 11

_________________________________/

MOTION TO APPROVE SHARE MATRICES

        Interaxx Technologies, Inc., Reorganized Debtor, moves pursuant to the terms of the confirmed Summary Revision of Second Joint Plan, and Amendment thereto, and says: 1. The plan of reorganization in this case was confirmed on 11/7/01 by CP# 304 [EOD 11/08/01]. The plan provided for an exchange of stock for debt by unsecured creditors. The Plan was amended by order dated 2/24/03, at CP# 359 [EOD 02/28/03].

2.	The deposit required by the plan has been distributed and all matters to be completed upon the effective date of the confirmed plan have been fulfilled or completed.

3.	There are no longer any pending adversary proceedings or contested matters in this case which would affect the substantial consummation of this case.

4.	In reviewing the file in connection with preparation for filing an SB-2 registration with the Securities Exchange Commission, it was discovered that the proposed matrix describing the number of shares to be issued was never filed with the court, rather it was made available upon request, and no one requested it.

5.	The Reorganized Debtor’s securities lawyers have requested that the Reorganized Debtor, and in the related Reorganized Debtor, Interaxx Television Network, Inc., Case No. 99-31551-BKC-PGH, obtain approval of the proposed distribution matrices, which are attached as Exhibits A, B, C, and D.

6.	The matrices which were prepared during this case were based upon assumptions as to which shareholders would return their shares to participate in the reorganization. The attached matrices are based upon the actual number of shares so returned, which is substantially smaller than the number of shares which the Reorganized Debtor thought would be returned. The net result is less of a dilution of pre-petition shareholders than was anticipated.

        Wherefore, the Reorganized Debtor requests the entry of an order which approves the proposed share matrices, attached as Exhibits A, B, C, and D, and directs the immediate closing of this case, and the related case, Interaxx Television Network, Inc., Case No. 99-31551-BKC-PGH, upon entry of the order approving the matrices.

CERTIFICATE OF SERVICE

        I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and that I am in compliance with the additional qualifications to practice in this Court as set forth in Local Rule 2090-1, and that a copy of the foregoing will be served with the notice of hearing to the 20 largest shareholders, the AUST, the SEC, and the 20 largest creditors.

Respectfully submitted, KEVIN GLEASON, P.A. 2699 Stirling Road, Suite A-201 Fort Lauderdale, FL 33312 Attorneys for Interaxx (954) 893-7670 By: /s/ Kevin C. Gleason Kevin C. Gleason, Esq. FBN 369500

Dilution as a result of Summary Revision of Second Joint Plan of Reorganization

Jefferson Capital Interests, Inc.

Jefferson Capital Security Categories	Series A Preferred Units	Converted or New Issue Common	Pre- Offering Total Common Issued, Converted and/or Exercised	%	Incentive Set Aside 1145 Offering and Exercised, Series A Warrants A, B,C	Fully Subscribed Total Common, Issued, Converted, and/or Exercised	%
Bridge 21
Item A: Existing Shareholders			6,232,731	81.55%		6,232,731	42.68%
Category Sub-Totals			6,232,731	81.55%		6,232,731	42.68%
Creditors/Shareholders
Item B: Creditors, General		142,269	142,269	1.86%	284,538	426,807	2.92%
Item B: Creditors, Administrative				0.00%			0.00%
Item B: Creditors, Admin Reserve				0.00%			0.00%
Item B: Creditors, Debt Securities		375,000	375,000	4.91%	750,000	1,125,000	7.70%
Item C: Shareholders (Returned Shares)	892,513	892,513	892,513	11.68%	2,677,539	3,570,052	24.44%
Item D: Shareholders (est public float)
Item E: Consultants, Finders and Legal/Audit				0.00%		0	0.00%
Category Sub-Totals	892,513	1,409,782	1,409,782	18.45%	3,712,077	5,121,859	35.07%
Shares Set Aside Categories
Item F: Shares set-aside as employee,					0	0	0.00%
management, consultant incentives
Item G: 1145 Offering/Registration					1,000,000	1,000,000	6.85%
Item H: Shares Set Aside for Underwriter					250,000	250,000	1.71%
and Related Incentives and Professionals
Item I: Registration - Future Offering					2,000,000	2,000,000	13.69%

Category Sub-Totals	0	0	0		3,250,000	3,250,000	22.25%

TOTALS	892,513	1,409,782	7,642,513	100.00%	6,962,077	14,604,590	100.00%

Note: Share totals stated may vary by +/- 10% as a result of the final audit of active creditors and shareholders

Dilution as a result of Summary Revision of Second Joint Plan of Reorganization

Interaxx Digital Tools, Inc.

Interaxx Digital Tools Security Categories	Series A Preferred Units	Converted or New Issue Common	Pre- Offering Total Common Issued, Converted and/or Exercised	%	Incentive Set Aside 1145 Offering and Exercised, Series A Warrants A, B,C	Fully Subscribed Total Common, Issued, Converted, and/or Exercised	%
Creditors/Shareholders
Item B: Creditors, General
Item B: Creditors, Administrative		142,269	142,269	10.09%	284,538	426,807	5.10%
Item B: Creditors, Admin Reserve
Item B: Creditors, Debt Securities		375,000	375,000	26.60%	750,000	1,125,000	13.44%
Item C: Shareholders (Returned Shares)	892,513	892,513	892,513	63.31%	2,677,539	3,570,052	42.64%
Item D: Shareholders (est public float)
Item E: Consultants, Finders and Legal/Audit
Category Sub-Totals	892,513	1,409,782	1,409,782	100.00%	3,712,077	5,121,859	61.18%

Shares Set Aside Categories
Item F: Shares set-aside as employee,
management, consultant incentives
Item G: 1145 Offering/Registration					1,000,000	1,000,000	11.94%
Item H: Shares Set Aside for					250,000	250,000	2.99%
Underwriter and Related Incentives and Professionals
Item I: Registration - Future Offering					2,000,000	2,000,000	23.89%

Category Sub-Totals					3,250,000	3,250,000	38.82%
TOTALS	892,513	1,409,782	1,409,782	100.00%	6,962,077	8,371,859	100.00%

Note: Share totals stated may vary by +/- 10% as a result of the final audit of active creditors and shareholders

Stassi Interaxx, Inc. (f/k/a Interaxx Technologies, Inc.)

Stassi Interaxx Security Categories	Series A Preferred Units	Converted or New Issue Common	Pre- Offering Total Common Issued, Converted and/or Exercised	%	Incentive Set Aside 1145 Offering and Exercised, Series A Warrants A, B,C	Fully Subscribed Total Common, Issued, Converted, and/or Exercised	%
Creditors/Shareholders
Item B: Creditors, General		668,250	668,250	11.25%	2,004,750	2,673,000	9.48%
Item B: Creditors, Administrative		274,951	274,951	4.63%	824,853	1,099,804	3.90%
Item B: Creditors, Admin Reserve		100,000	100,000	1.68%	300,000	400,000	1.42%
Item B: Creditors, Debt Securities		1,500,000	1,500,000	25.25%	4,500,000	6,000,000	21.29%

Item C: Shareholders (Returned Shares)	3,297,369	3,297,369	3,297,369	55.51%	9,892,107	13,189,476	46.80%
Item D: Shareholders (est public float)
Item E: Consultants, Finders and Legal/Audit		100,000	100,000	1.68%	300,000	400,000	1.42%

Category Sub-Totals	3,297,369	5,940,570	5,940,570	100.00%	17,821,710	23,762,280	84.32%

Shares Set Aside Categories

Item F: Shares set-aside as employee, management, consultant incentives					1,170,000	1,170,000	4.15%

Item G: 1145 Offering/Registration					1,000,000	1,000,000	3.55%

Item H: Shares Set Aside for Underwriter and Related Incentives and Professionals					250,000	250,000	0.89%

Item I: Registration - Future Offering					2,000,000	2,000,000	7.10%

Category Sub-Totals	0	0	0		4,420,000	4,420,000	15.68%

TOTALS	3,297,369	5,940,570	5,940,570	100.00%	22,241,710	28,182,280	100.00%

Note: Share totals stated may vary by +/- 10% as a result of the final audit of active creditors and shareholders

Dilution as a result of Summary Revision of Second Joint Plan of Reorganization

Interaxx Properties, Inc. (f/k/a Interaxx Television Network, Inc.)

Interaxx Digital Tools Security Categories	Series A Preferred Units	Converted or New Issue Common	Pre- Offering Total Common Issued, Converted and/or Exercised	%	Incentive Set Aside 1145 Offering and Exercised, Series A Warrants A, B,C	Fully Subscribed Total Common, Issued, Converted, and/or Exercised	%
Creditors/Shareholders
Item B: Creditors, General		105,079	105,079	3.45%	315,237	420,316	2.41%
Item B: Creditors, Administrative		69,689	69,689	2.29%	209,067	278,756	1.60%
Item B: Creditors, Admin Reserve		100,000	100,000	3.29%	300,000	400,000	2.30%
Item B: Creditors, Debt Securities		750,000	750,000	24.64%	2,250,000	3,000,000	17.22%

Item C: Shareholders (Returned Shares)	1,948,720	1,948,720	1,948,720	64.03%	5,846,160	7,794,880	44.74%
Item D: Shareholders (est public float)
Item E: Consultants, Finders and Legal/Audit	70,000	70,000	2.30%	210,000	280,000	1.61%
Category Sub-Totals	1,948,720	3,043,488	3,043,488	100.00%	9,130,464	12,173,952	69.87%

Shares Set Aside Categories
Item F: Shares set-aside as employee,					2,000,000	2,000,000	11.48%
management, consultant incentives
Item G: 1145 Offering/Registration					1,000,000	1,000,000	5.74%
Item H: Shares Set Aside for					250,000	250,000	1.43%
Underwriter and Related Incentives and Professionals
Item I: Registration - Future Offering					2,000,000	2,000,000	11.48%
Category Sub-Totals	0	0	0		5,250,000	5,250,000	30.13%
TOTALS	1,948,720	3,043,488	3,043,488	100.00%	14,380,464	17,423,952	100.00%

Note: Share totals stated may vary by +/- 10% as a result of the final audit of active creditors and shareholders